NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES OF AMERICA, CANADA, JAPAN OR AUSTRALIA OR ANY OTHER JURISDICTION WHERE TO DO SO MIGHT CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
This announcement is an advertisement for the purposes of the UK Prospectus Rules of the FCA and not a prospectus. This announcement is not an offer to sell, or a solicitation of an offer to acquire, securities in the United States or in any other jurisdiction, including in or into Australia, Canada or Japan.
Neither this announcement nor anything contained herein shall form the basis of, or be relied upon in connection with, any offer or commitment whatsoever in any jurisdiction. Investors should not purchase any shares referred to in this announcement other than solely on the basis of information that is contained in the prospectus (the “Prospectus”) expected to be published by Cabot Credit Management Limited (to be renamed Cabot Credit Management PLC prior to publication of the Prospectus) (the “Company”) in due course in connection with the proposed admission of its ordinary shares (the “Shares”) to the premium listing segment of the Official List of the FCA and to trading on the main market for listed securities of London Stock Exchange plc (the “London Stock Exchange”). Copies of the Prospectus will, following publication, be available for inspection from http://www.cabotcm.com/investors. References in this announcement to “Cabot” mean the Company, together with its consolidated subsidiaries and subsidiary undertakings.
20 October 2017

Cabot Credit Management Limited

Announcement of Intention to Float on the London Stock Exchange

Cabot, the UK’s leading credit management services provider, today announces its intention to proceed with an initial public offering (the “IPO” or the “Offer”). The Company intends to apply for admission of its ordinary shares (“Shares”) to the premium listing segment of the Official List of the Financial Conduct Authority (“FCA”) and to trade on the main market for listed securities of the London Stock Exchange (together “Admission”). The Offer will comprise an offer of shares to institutional investors.
Business Highlights1

-	Cabot is one of the largest credit management services providers in Europe and the market leader in the UK and Ireland[2] with total 120-Month ERC of £2.2 billion

-	Cabot provides a range of credit management services across a broad client base that includes some of the largest credit providers in Europe

-
Cabot’s primary business relates to the purchase of unsecured consumer debt from financial services institutions, although 37% of our collections for the year ended 31 December 2016 were on behalf of third party clients

-
Over its 20 year history, Cabot has invested a total of £2.1 billion in acquiring over £21 billion in face value of loan portfolios and has collected a cumulative £2.9 billion from these portfolios as at 30 June 2017

-
Management believe Cabot is the market leader in the UK and Ireland, where Cabot has built a sustainable competitive advantage. Cabot is also amongst the leading providers in Spain, France and Portugal

-	Cabot leverages its data and processing capabilities to enable it to collect more effectively than industry benchmarks in UK financial services debt[3]

-	Cabot has a strong financial profile with an Adjusted EBITDA of £247.8 million as of 31 December 2016, which grew by a CAGR of 21% between 2011 and 2016

-	Its mid-term financial targets include a low- to mid-twenties Return on Equity, a leverage ratio of approximately 3.0 to 4.0x (based on Cabot’s net debt divided by Adjusted EBITDA for the previous 12 month period), and an expected first dividend payment in the first half of 2018 at a 50% pay-out ratio based on underlying profit reflecting the period from the point of Admission to 31 December 2017

-
Given the strong market opportunities for growth, Cabot is targeting a leverage ratio of 3.75 in the short term (based on its net debt as of and Adjusted EBITDA for the 12 months ended 30 June 2017), after taking into account the effects of estimated proceeds of the Offer and the completion of the acquisition of Wescot Credit Services Limited, which is expected to occur in the fourth quarter of 2017 pending FCA approval

-
Cabot intends to deliver long-term sustainable growth and strong cash returns by continuing to focus on acquiring and servicing portfolios in the attractive UK market and underpenetrated European geographies. Its depth and breadth of data assets, proven litigation scorecard and constant willingness to find ways to innovate and meet clients’ needs sets it apart from its peers

Ken Stannard, Chief Executive Officer of Cabot Credit Management Limited said:
“This is a very exciting episode in Cabot’s continued growth and development. Having built strong and entrusted Credit Management Service businesses in the UK and Ireland we are now well into the construction of leading platforms in three new markets. As one of the largest players in Europe it now feels right to be listing on the London Stock Exchange. We are faced with significant untapped growth potential in each jurisdiction as creditor clients continue to partner with us to improve their own performance. We have a clear strategy of generating sustainable competitive advantage on the foundation of superior collections effectiveness and outstanding customer treatment. The executive team, with the support of our Board, will continue to work hard to execute this strategy and maintain attractive returns for our shareholders.”
Andy Haste, Independent Chairman Elect of the Board of Cabot Credit Management Limited, said:
“At a time when there is an increased focus on consumer credit, Cabot continues to lead the industry as it works to identify affordable solutions, which help customers with their financial recovery. I have been impressed by the work that Ken and his team have done in building the business in a responsible and transparent way, focused on delivering fair outcomes and a positive experience for its customers. I look forward to supporting the team in that work at what is an important moment in Cabot’s development.”
Investment highlights

➢	One of the largest credit management service providers in Europe, and the market leader in the UK and Ireland

•	Significant benefits from scale and market leadership experience through a number of economic cycles

•
Market leader in the UK and Ireland and first large credit management company in the UK to be authorised by the FCA and the first credit management service company in Ireland to be authorised by the Central Bank of Ireland

•	Strong track record of customer focus and compliance

•	Strong reputation with clients built upon collections experience over a 20-year period

•	Significant data assets assist Cabot in identifying the appropriate collection strategy for each customer

•	Comprehensive end-to-end service offering covering a wide range of asset classes in five European jurisdictions

➢	Industry leader in an attractive UK market with differentiated collections capabilities to deliver enhanced performance across portfolio profiles

•	The UK is the largest credit management services market in Europe with the highest volume of debt sold per annum

•
Cabot is the largest[4] and one of the most sophisticated players in the UK and is the leader in financial services debt purchases, with 96% of its total UK 120-Month ERC coming from a broad range of UK financial services firms

•	Proprietary and differentiated data assets, collection experience, customer centric model, compliance focus and litigation capability drives superior collections performance[5]

•	Competitive advantage in non-paying portfolios through proprietary litigation scorecard

•	Competitive advantage in paying portfolios through high interaction call framework

•
One of the highest customer satisfaction ratings in the financial services sector (4th out of 15 when benchmarked against the firms included in the July 2017 UK Customer Satisfaction Index for the Banks and Building Societies sector) and a lower level of complaints referred to the UK Financial Ombudsman Service (FOS) than selected high street banks

➢	Established participant in the underpenetrated European market with significant growth potential and increasing barriers to entry

•	Most non-performing debt still managed in-house by credit providers

•	Increasing regulatory complexity and cost of compliance driving long term trend towards outsourcing to specialist credit management service companies such as Cabot

•	Higher compliance standards creating higher barriers to entry for credit management providers

•	Significant growth potential in European markets where propensity to sell debt remains significantly below more established markets such as the UK

➢	Disciplined approach to geographic expansion into new markets with significant growth potential, leveraging successful Ireland experience

•	Leverage Cabot’s market leadership in the UK and experience gained in growing the Irish business to replicate its success in new markets

•	Entered the Irish market in 2007 and has since grown to be the market leading credit management firm, with board level relationships with all the major Irish banks

•
Disciplined approach to expansion through prioritising the building of strong management teams, developing data warehousing and pricing capabilities and developing the operational differentiation required to outperform in local markets

•	Significant untapped potential in markets including Ireland, Spain, Portugal and France

•	Cabot’s businesses in Spain, France and Ireland have a long track record with significant accumulated data, providing a basis for growing Cabot’s presence in those markets

➢	Compelling financial profile combining growth, strong returns and resilience

•	Cabot’s Adjusted EBITDA grew by a CAGR of 21% between 2011 and 2016

•	Adjusted EBITDA for the year ended 31 December 2016 of £247.8 million with an Adjusted EBITDA Margin of 64.5% increasing to 66.4% for the six months ended 30 June 2017

•	High revenue visibility from owned assets, with 83% of revenue for the year ended 31 December 2016 generated from assets owned at the beginning of the year

•
Cabot’s actual collections have over the past few years consistently outperformed historic ERC forecasts; collections for the six months ended 30 June 2017 were 104% above the ERC forecast as at 31 December 2016

•	Disciplined control of core operating expenses, expected to grow in line with inflation (approximately 2.5%) prior to costs associated with being a public company (approximately £3 million in 2018)

•
Strong cash flow generation enabled £207 million of new debt portfolio purchases between 30 June 2016 and 30 June 2017 whilst still reducing leverage from 4.6x as of 30 June 2016 to 4.1x as of 30 June 2017

Financial Highlights
The following are the highlights from Cabot’s audited full year results for the financial years ended 31 December 2015 and 2016 and half year results for the six months ended 30 June 2017, and the unaudited half year results for the six months ended 30 June 2016:

	As of and for the year ended December 31,			As of and for the six months ended June 30,
(£ in millions)	2014	2015	2016	2016	2017
				(unaudited)
Collections on purchased loan portfolios	247.1	305.4	358.7	175.9	195.2
Total revenue	186.9	251.1	270.2	131.2	146.3
Income from portfolio investments	170.7	232.5	244.5	119.2	132.1
Servicing revenue	16.3	18.7	25.8	12.0	14.2
Operating profit	83.6	106.8	124.7	56.9	65.4

Other Cabot financial Information (unaudited):

	As of and for the year ended December 31,			As of and for the six months ended June 30,
(£ in millions)	2014	2015	2016	2016	2017
Adjusted EBITDA	172.8	196.8	247.8	117.9	139.0
Adjusted EBITDA margin (%)	65.6	60.7	64.5	62.7	66.4
Net debt	733.9	936.4	1,038.6	1,031.9	1,094.6

84-Month ERC	1,299.7	1,583.9	1,708.4	1,681.3	1,832.0
120-Month ERC	1,601.0	1,951.2	2,086.1	2,072.7	2,189.3
180-Month ERC	1,671.4	2,036.4	2,460.4	2,456.8	2,513.4

Cabot intends to publish its third quarter financial results on or around 3 November 2017. The Company notes that the third quarter has been strong in terms of purchases.
Details of the Offer

•	Cabot intends to apply for the Company’s Shares to be admitted to listing on the premium segment of the Official List and admitted to trading on the main market of the London Stock Exchange

•
Shares in the Offer will be offered to certain institutional investors in the UK and elsewhere outside the United States, and in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A of the US Securities Act of 1933 (the “Securities Act”), or another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act

•	The Offer is expected to raise gross primary proceeds to the Company of approximately £195 million to be used for general corporate purposes (which may include repayment of outstanding indebtedness)

•
The Offer will also provide its major shareholders, Encore and certain funds advised by J.C. Flowers & Co. (together, the “Major Shareholders”), and certain management shareholders with an opportunity to realise a part of their investment, with such management shareholders selling their shares as part of the Offer, and the Major Shareholders receiving an at-IPO dividend payment that will be funded out of further primary proceeds from the offering

•	The Company, its Major Shareholders and Directors expect to enter into customary lock-up arrangements with respect to their shareholdings for specified periods of time following Admission

•	Immediately following Admission of the new Shares, it is expected that the Company will have a free float of at least 25% of the issued ordinary share capital of the Company

•	A further over-allotment option of up to 15% of the Offer size will be made available by the Major Shareholders

•	Full details of the Offer will be included in the prospectus expected to be published in the coming weeks

•	Admission is expected to take place in November 2017, and following Admission, the Company will be eligible for inclusion in the FTSE UK indices

•	In relation to the Offer and Admission, Goldman Sachs International and Morgan Stanley & Co. International plc are acting as Joint Global Co-ordinators, Joint Bookrunners and Joint Sponsors

•	Jefferies International Limited and Numis Securities Limited are acting as Joint Bookrunners and Lazard & Co., Limited is acting as Financial Adviser to the Company

Enquiries

Cabot Credit Management Ltd. www.cabotcm.com Kenneth Stannard, Chief Executive Officer Craig Buick, Chief Financial Officer Becky Cimelli, Public Relations Manager	+44 (0) 344 556 0263

Goldman Sachs International (Joint Global Co-ordinator and Joint Bookrunner) Richard Cormack Dirk Lievens Julien Dyon James A Kelly	+44 (0) 20 7774 1000
Morgan Stanley (Joint Global Co-ordinator and Joint Bookrunner) William Chalmers Martin Thorneycroft Ben Grindley Angus Millar	+44 (0) 20 7425 8000

Jefferies International Limited (Joint Bookrunner) Jolyon Luke Rob Leach Luca Erpici	+44 (0) 20 7029 8000

Numis Securities Limited (Joint Bookrunner) James Taylor Jamie Loughborough Akshman Ori	+44 (0) 20 7260 1000

Lazard & Co., Limited (Financial Adviser to the Company) Nicholas Millar Nick Fowler Daniel Muldoon	+44 (0) 20 7187 2000

Brunswick Group (PR Adviser to the Company) Azadeh Varzi Craig Breheny Diana Vaughton	+44 (0) 20 7404 5959

Notes to the Editor:

About Cabot
Cabot Credit Management (www.cabotcm.com)
Cabot is one of the largest credit management services providers in Europe and the market leader in the UK and Ireland (based on 120 month estimated remaining collections as of 31 December 2016). Cabot provides a range of credit management services across a broad client base that includes some of the largest credit providers in Europe. These services include debt servicing offerings such as early stage collections, business process outsourcing, contingent collections, trace services and litigation activities. Cabot has credit management experience across a range of both credit providers (including consumer finance, telecommunications companies, retailers, utilities companies and government agencies) and asset classes (including secured consumer debt, small and medium sized enterprise debt, and high value accounts).
Between Cabot’s inception in 1998 and 30 June 2017, it has invested a combined total of £2.1 billion in the acquisition of over £21 billion in face value of purchased loan portfolios and has received £2.9 billion in cumulative collections from purchased loan portfolios. As at 30 June 2017, Cabot’s 120 month estimated remaining collections was £2.2 billion, and Cabot’s 180 month estimated remaining collections was £2.5 billion.
With 20 years of debt purchase and debt servicing experience, Cabot was one of the first companies to engage in the credit management services market in the United Kingdom. In March 2016, Cabot became the first large credit management service company in the United Kingdom to be authorised by the FCA, and in May 2017 Cabot became the first credit management service company in Ireland to be authorised by the Central Bank of Ireland.
Customer service and regulatory compliance are at the core of Cabot’s business and culture and are implemented through its collections strategy. Cabot seeks to treat its customers fairly and offer affordable payment solutions, often through long term payment plans. Cabot has customer satisfaction scores in excess of the UK Customer Satisfaction Index banking and building society benchmarks and many leading high street banks included in such index, and Cabot believes that it has one of the lowest rates of complaints in the debt collection industry referred to the UK Financial Ombudsman Service. Cabot has won numerous industry accolades, including a 2017 UK Customer Satisfaction Award from the Institute of Customer Service, the CCR Credit Excellence Awards 2016 for Compliance and the Credit Today Award 2016 for Treating Customers Fairly.
Strategy
Cabot’s stated vision is to be “The Best at What We Do” – and the Directors believe Cabot has a strong and deliverable strategy to execute. Cabot prides itself on being the leading credit management services company in both the UK and Ireland, and strongly believes that this position is underpinned by operational excellence built on years of experience that exceed all other large players in these markets currently. Its depth and breadth of data assets, leading scorecard abilities and constant willingness to find ways to innovate and meet clients’ needs further allow it to differentiate itself from peers. Most fundamentally, however, the interests of customers are at the heart of the business which is reflected in its mission of “Financial Recovery - Helping Each and Every Customer”. The Directors believe that this combination of operational excellence, customer-centric approach and well-considered growth outside of its home market allows them to meet their vision and drive long-term sustainable growth in the business.

➢	Maintain market leadership in the UK and Ireland, delivering superior returns

•	Preserve Cabot’s market leading position in the UK and Ireland by maintaining its high level of collections performance and compliance

•	Invest in new innovations such as in digital channels to maintain its reputation for customer service and compliance, and continuing to develop its leading data, scorecard and litigation capabilities

•	Continue to focus on financial institutions where Cabot has a competitive advantage, and where the financial institutions market provides significant growth potential

•	Increase the acquisition of deeper data (more data points per individual rather than more individuals) and focus on management of that data

•	Continue to invest in behavioural science, which is expected to assist in maintaining and enhancing Cabot’s collections performance

➢	Provide a full suite of credit management service offerings to meet client’s evolving needs

•	Develop additional products within the full credit lifecycle in partnership with its clients to meet their evolving needs

•	Grow the potential for Cabot to fully provide all of its credit management service offerings across each asset class

•	Develop its business process outsourcing “white label” service and its capability to increase its provision of litigation services to third parties

•
Recently announced acquisition of Wescot Credit Services Limited, which is subject to FCA approval, is in line with Cabot’s strategy to maintain and grow the Group’s market leading position in both debt purchasing and debt servicing and to strengthen its offerings to its financial services clients

➢	Measured geographic expansion to become the leading credit management company in certain countries with significant growth potential

•
Apply experience in growing its Irish business into the market leading credit management firm in Ireland to the other countries it has recently entered and where there is a significant growth opportunity. European markets remain very fragmented with a clear opportunity for stronger players to gain market share over time in a large and growing market. The stock of defaulted consumer debt in these markets is approximately €145 billion as of 31 December 2016, with an estimated additional €204 billion of corporate and small and medium sized enterprise debt

•
Develop best in class collection operations in these markets by building strong management teams with relevant financial services experience, further developing consolidated data warehouse and pricing capabilities and identifying and developing market specific operational differentiation

•
Leverage its market leading position in Ireland to build its capabilities across asset classes. Cabot’s businesses in France and Spain have significant operating history, experienced management teams and strong client relationships, and Cabot has been developing and will continue to develop thoughtful, market specific innovations in those jurisdictions to enhance collections effectiveness and take advantage of market opportunities

➢	Deliver long term sustainable growth

•	Continue to focus on acquiring portfolios that Cabot believes will meet Cabot’s target rate of return thresholds and deploy capital in a disciplined manner after undertaking a full risk evaluation

•	Generate strong cash returns over time by leveraging its scale and operational expertise to drive incremental liquidation enhancements and cost efficiencies, and continue to optimise its funding costs

•
Continue to support organic growth with further corporate acquisitions that fit the strategic goals of Cabot, are appropriately priced to deliver an acceptable long term return, and provide sufficient growth upside post integration

Dividend Policy
In the medium term, Cabot plans to deliver significant returns to Shareholders, reflecting its return discipline, while maintaining flexibility to capture capital deployment opportunities. The Company expects to pay its first dividend in the first half of 2018, at a ratio of 50% of underlying profit from the point of Admission to 31 December 2017.
Management and Board
Cabot has a management team with deep sector and financial experience and is supported by an experienced Board of Directors. Andy Haste, Chairman Elect of Cabot, has considerable experience in the financial services industry and is currently Chairman of Wonga Group, Senior Independent Director of ITV, and Senior

Independent Deputy Chairman of Lloyd’s. Cabot’s senior management team is led by Chief Executive Officer Ken Stannard, who joined Cabot in April 2012 and brings with him over 20 years of financial services industry experience. He previously held senior positions at Lloyds Banking Group, Capital One UK and American Express. Craig Buick is the Chief Financial Officer and joined Cabot in January 2016. He too has over 20 years of experience and has held a number of senior finance and audit roles with GE Capital, including CFO of GE Money Italy and Managing Director (Audit) for GE Capital International.
The CEO and CFO are supported by a senior management team of seven highly experienced managers with significant relevant sector expertise in commercial development, regulation and risk management, legal, and information technology.
Board of Directors
The Board is committed to the highest standards of corporate governance. On Admission, it is expected that the Board will comprise of nine members, including those listed below who have all been approved by the FCA. An additional independent Non-Executive Director, subject to approval by the FCA, will be announced in due course.

Independent Chairman Elect	Andy Haste
Chief Executive Officer	Ken Stannard
Chief Financial Officer	Craig Buick
Senior Independent Non-Executive Director Elect	Angela Knight
Independent Non-Executive Director Elect	Brendan Gilligan
Independent Non-Executive Director Elect	To be announced, subject to approval by the FCA
Non-Executive Director Elect[6]	Will Mesdag
Non-Executive Director Elect[6]	Paul Grinberg
Non-Executive Director Elect[6]	Tim Hanford
As stated above, five of the Directors to be appointed are not independent, and therefore the Company will not at Admission comply with the recommendation of the UK Corporate Governance Code that at least half the board of directors, excluding the chairman, should comprise non-executive directors. The Company intends to achieve full compliance with the UK Corporate Governance Code over time. The Directors believe the Board and Committees at Admission will act in the best interests of the Company and all its future shareholders, and will provide appropriate corporate governance and experience. The Board believes the non-independent directors will ensure stability and continuity with clients and strategic and commercial partners, as well as relevant experience and expertise, and that the independent Non-Executive Directors of the Company will bring strong judgment and considerable knowledge to the Board’s deliberations.
Board of Director Biographies
Andy Haste (Independent Chairman Elect)
Mr. Haste has been Chairman of Wonga Group since 2014. Since 2012 he has also been Senior Independent Deputy Chairman of Lloyd’s, where he chairs its Remuneration Committee, Investment Committee and Capacity Transfer Panel. Mr. Haste joined the Board of ITV as a Non-Executive in 2008 and has been Senior Independent Director of ITV since 2014, and is a member of both its Audit and Nomination Committees. He chaired ITV’s Remuneration Committee from 2010-2017. His previous roles include Group Chief Executive of RSA, Chief Executive of AXA Sun Life and Director of AXA UK, President and Chief Executive Officer of Global Consumer Finance Europe at GE Capital UK, Western Europe and Eastern Europe and President and CEO of National Westminster Bank’s US Consumer Credit Business.
Kenneth Stannard (Chief Executive Officer)
Mr. Stannard joined the Cabot Group in April 2012. Prior to that, he was Director, Credit Cards, at Lloyds Banking Group, Managing Director at Capital One UK, CEO of Nedcor/CO and Head of European Operations at American Express. He holds an MBA from INSEAD and both an MA and BA in Engineering Science from Oxford University.
Craig Buick (Chief Financial Officer)

Mr. Buick joined Cabot in January 2016 as Chief Financial Officer. Between 2002 and 2015 he held a number of senior finance and audit roles with GE Capital, including CFO of GE Money Italy and Managing Director for GE Capital International. Mr. Buick qualified as a chartered accountant in Australia with PricewaterhouseCoopers and holds a Bachelor of Economics (Commerce) degree from Adelaide University.
Angela Knight (Senior Independent Non-Executive Director Elect)
Ms. Knight has been a Non-Executive Director of Arbuthnot Latham & Co Ltd since June 2016, and of Taylor Wimpey plc since November 2016, as well as Chairman of the Office of Tax Simplification and the Senior Independent Director for TP ICAP plc (previously Tullett Prebon) since September 2011. Since 1997 Ms. Knight has held a several Non-Executive Directorships, including Brewin Dolphin plc from 2007 to 2017, where she was the Senior Independent Non-Executive Director. She was the Chief Executive Officer of Energy UK from 2012 to 2014, and prior to that was the Chief Executive Officer of the British Bankers’ Association, from 2007 to 2012. Between 1997 and 2006 Ms Knight was the Chief Executive Officer of the Association of Private Client Investment Managers and Stockbrokers. Ms Knight started her career at Air Products and Chemicals where she worked for five years, primarily as a development engineer and project leader. In 1977 she set up Cook & Knight (Metallurgical Processors) and was Joint Managing Director until the company was sold in 1988. She became a member of Sheffield City Council in 1987 and was elected as the Member of Parliament for Erewash in the East Midlands in 1992. She was the Parliamentary Aid to the Minister for Industry in 1993, then to the Chancellor of the Exchequer in 1994, before becoming Economic Secretary to HM Treasury from 1995 to 1997. Ms. Knight has a BSc degree in Chemistry from Bristol University.
Brendan Gilligan (Independent Non-Executive Director Elect)
Mr. Gilligan has been the Chief Financial Officer of GE Capital International since 2016. Between 1989 and 1998, he had multiple roles at Woodchester Investments plc including Head of Internal Audit and Chief Finance Officer. Woodchester Investments plc was acquired by GE Capital in 1997. He is a Chartered Accountant and after qualifying in Ireland spent nine years in the Public Audit division of KPMG in Ireland and Canada. Mr. Brendan is a Fellow of the Institute of Chartered Accountants in Ireland and has a diploma in International Accounting Standards from the same Institute. He holds an MBS in Corporate Leadership from Dublin City University.
Willem Mesdag (Non-Executive Director Elect)
Mr. Mesdag has served as a Non-Executive Director for Cabot (Group Holdings) Limited since May 2013. In February 2014, he was appointed as Non-Executive Chairman of the board of directors of Encore and has also served as an Independent Director of Encore since May 2007. He has been the Managing Partner of Red Mountain Capital Partners LLC, an investment advisor since January 2005, and is President of Red Mountain Capital Management, Inc., its Managing Member. Prior to founding Red Mountain, he was an investment banker at Goldman, Sachs & Co. and a securities lawyer at Ballard, Spahr, Andrews & Ingersoll. He joined Goldman, Sachs & Co. in 1981 and was made a General Partner in 1990. Mr. Mesdag holds a bachelor’s degree from Northwestern University and a Juris Doctor degree from Cornell Law School. He serves as a director of Destination XL Group, Inc. and Heidrick & Struggles International, Inc. Mr. Mesdag previously served on the boards of 3i Group plc, Cost Plus, Inc., Nature’s Sunshine Products, Inc. and Skandia Group AB, all of which were public companies.
Paul Grinberg (Non-Executive Director Elect)
Mr. Grinberg has served as a Non-Executive Director for Cabot (Group Holdings) Limited since May 2013. In June 2017 he was appointed President, International of Encore. From February 2015 to June 2017, he served as the Group Executive, International and Corporate Development of Encore. He served as Chief Financial Officer, Executive Vice President, and Treasurer of Encore from May 2005 until February 2015. He served as Secretary of Encore from June 2008 until January 2010, and from September 2004 until May 2005, he served as Encore’s Senior Vice President of Finance. Prior to joining Encore, Mr. Grinberg was the founder and President of Brio Consulting Group. From May 2000 until April 2003, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc. From February 1997 until April 2000, Mr. Grinberg served as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc. From September 1983 until January 1997, Mr. Grinberg was employed at Deloitte & Touche LLP, where he served in several capacities, including as a partner. Mr. Grinberg also serves as a director, chairman of the compensation and nominating committee and member of the audit committee of Bank of Internet USA. Mr. Grinberg received his bachelor’s degree in accounting from Yeshiva University in 1983 and his MBA from Columbia University in 1989.

Timothy Hanford (Non-Executive Director Elect)
Mr. Hanford has served as a Non-Executive Director for Cabot (Group Holdings) Limited since May 2013. Mr. Hanford has been a Managing Director of J.C. Flowers & Co. UK LLP, an affiliate of investment advisor J.C. Flowers & Co. LLC, since January 2009. From 2009 to 2011 he also served on the board of Encore Capital Group Inc. From July 2006 to December 2008, he served as co-head of FPK Capital. Prior to his role at FPK Capital, he was Head of Private Equity at Dresdner Bank from January 2003 to June 2006 and was a member of the Institutional Restructuring Unit’s Executive Committee. Mr. Hanford’s other previous experience includes private equity investing with Charlemagne Capital and serving as a director of Schroders, where he was responsible for structured finance. Mr. Hanford holds an MS degree from Stanford University’s Graduate School of Business, where he was a Sloan Fellow, and a BSc degree in Chemical Engineering from Birmingham University.
Defined Terms

•	Estimated Remaining Collections or ERC represents Cabot’s expected future gross cash collections on purchased loan portfolios over a certain period as of the date specified

•	Collections on purchased loan portfolios means the amounts collected, including by agents on behalf of Cabot, from customers on purchased loan portfolios

•
Adjusted EBITDA is the net cash outflow or inflow from operating activities adjusted to exclude the effects of, as relevant, working capital increase or decrease in the period, exceptional costs, loan portfolio acquisitions, income tax and overseas taxation paid and received.

•	Adjusted EBITDA margin means Adjusted EBITDA divided by gross revenue
DISCLAIMERS
The contents of this announcement, which have been prepared by and are the sole responsibility of the Company, have been approved by Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom, and Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, solely for the purposes of section 21(2)(b) of the Financial Services and Markets Act 2000, as amended.
The information contained in this announcement is for background purposes only and does not purport to be full or complete. No reliance may be placed for any purpose on the information contained in this announcement or its completeness, accuracy or fairness.
The Company has included non-IFRS financial measures in this announcement. These measurements may not be comparable to those of other companies. Reference to these non-IFRS financial measures should be considered in addition to IFRS financial measures, but should not be considered а substitute for results that are presented in accordance with IFRS.
Neither this announcement nor the information contained herein is for publication, distribution or release, in whole or in part, directly or indirectly, in or into the United States (including its territories and possessions, any State of the United States and the District of Columbia), Australia (other than to persons in Australia to whom an offer may be made without a disclosure document in accordance with the Chapter 6D of the Corporations Act 2001 (Cth) of Australia), Canada and Japan, including to any branch or agency of a non-US person located in the United States or any other jurisdiction where to do so might constitute a violation of the relevant laws or regulations of such jurisdiction. The Offer and the distribution of this announcement and other information in connection with Admission and the Offer may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein comes should inform themselves about and observe any such restriction. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.
This announcement does not contain or constitute an offer of, or the solicitation of an offer to buy or subscribe for, Shares to any person in the United States (including its territories and possessions, any State of the United States and the District of Columbia), Australia, Canada or Japan or in any jurisdiction to whom or in which such offer or solicitation is unlawful. The Shares referred to herein may not be offered or sold in the United States unless registered under the Securities Act or offered in a transaction exempt from, or not subject to, the registration requirements of the Securities Act. The offer and sale of Shares referred to herein has not been and will not be registered under the Securities Act or under the applicable securities laws of Australia, Canada or Japan. Subject to certain exceptions, the Shares referred to herein may not be offered or sold in Australia, Canada or Japan or to, or for the account or benefit of, any national, resident or citizen of Australia, Canada or Japan. There will be no public offer of the Shares in the United States, Australia, Canada or Japan.
This announcement is only addressed to and directed at persons in member states of the European Economic Area (“EEA”) who are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/71/EC), as amended (“Qualified Investors”). In addition, in the United Kingdom, this announcement is addressed and directed only at Qualified Investors who (i) are persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) are persons who are high net worth entities falling within Article 49(2)(a) to (d) of the Order and (iii) to persons to whom it may otherwise be lawful to communicate it to (all such persons being referred to as “relevant persons”). Any investment or investment activity to which this announcement relates is available only to relevant persons in the United Kingdom and Qualified Investors in any member state of the EEA other than the United Kingdom and will be engaged in only with such persons. Other persons should not rely or act upon this announcement or any of its contents.
This announcement may include statements that are, or may be deemed to be, “forward-looking statements”. These forward-looking statements may be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “plans”, “projects”, “anticipates”, “expects”, “intends”, “may”, “will” or “should” or, in each case, their negative or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. These forward-looking statements include all matters that are not historical facts and involve predictions. Forward-looking statements may and often do differ materially from actual results. Any forward-looking statements reflect Cabot’s current view with respect to future events and are subject to risks relating to future events and other risks, uncertainties and assumptions relating to Cabot’s business, results of operations, financial position, prospects, growth or strategies and the industry in which it operates. Forward-looking statements speak only as of the date they are made and cannot be relied upon as a guide to future performance. Save as required by law or regulation, the Company disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this announcement that may occur due to any change in its expectations or to reflect events or circumstances after the date of this announcement.
Each of Goldman Sachs International, Morgan Stanley & Co. International plc, Jefferies International Limited and Numis Securities Limited (together, the “Banks”), Lazard & Co., Limited and the Company and their respective affiliates expressly disclaims any obligation or undertaking to update, review or revise an forward-looking statement contained in this announcement whether as a result of new information, future developments or otherwise. Goldman Sachs International and Morgan Stanley & Co. International plc, who are each authorised by the Prudential Regulation Committee (“PRC”) and regulated by the PRC and the FCA in the United Kingdom, and Jefferies International Limited, Numis Securities Limited and Lazard & Co., Limited, who are each authorised and regulated by the FCA in the United Kingdom, are acting exclusively for the Company and no one else in connection with the Offer and will not regard any other person as a client in relation to the Offer and will not be responsible to anyone other than the Company for providing the protections afforded to their respective clients nor for giving advice in relation to the Offer or any transaction or arrangement referred to in this announcement.
This announcement is an advertisement for the purposes of the UK Prospectus Rules of the FCA and not a prospectus. Any purchase of Shares in the proposed IPO should be made solely on the basis of the information contained in the Prospectus to be issued by the Company in connection with the Offer and Admission. No reliance may or should be placed by any person for any purposes whatsoever on the information contained in this announcement or on its completeness, accuracy or fairness. The information in this announcement is subject to change.
The IPO timetable, including the date of Admission, may be influenced by things such as market conditions. There is no guarantee that the Offer and Admission will occur and you should not base your financial decisions on the Company’s intentions in relation to the Offer and Admission at this stage. Acquiring investments to which this announcement relates may expose an investor to a significant risk of losing the entire amount invested. Persons considering making such investments should consult an authorised person specialising in advising on such investments. This announcement does not constitute a recommendation concerning the IPO. The value of Shares can decrease as well as increase. Potential investors should consult a professional adviser as to the suitability of the IPO for the person concerned. Past performance cannot be relied upon as a guide to future performance.
Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively as financial adviser to the Company and no one else in connection with the IPO and will not be responsible to anyone other than the Company for providing the protections afforded to clients of Lazard & Co., Limited nor for providing advice in relation to the IPO or any other matters referred to in this announcement. Neither Lazard & Co., Limited nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard & Co., Limited in connection with this announcement, any statement contained herein or otherwise.
In connection with the IPO, each of the Banks and any of their respective affiliates, acting as investors for their own accounts, may purchase Shares and in that capacity may retain, purchase, sell, offer to sell or otherwise deal for their own accounts in such Shares and other securities of the Company or related investments in connection with the IPO or otherwise. Accordingly, references in the Prospectus, once published, to the Shares being issued, offered, acquired, placed or otherwise dealt in should be read as including any issue or offer to, or acquisition, placing or dealing by any of the Banks and any of their respective affiliates acting as investors for their own accounts. In addition, certain of the Banks or their affiliates may enter into financing arrangements and swaps in connection with which they or their affiliates may from time to time acquire, hold or dispose of Shares. None of the Banks nor any of their respective affiliates intend to disclose the extent of any such investment or transactions otherwise than in accordance with any legal or regulatory obligations to do so.
None of the Banks, Lazard & Co., Limited or any of their respective directors, officers, employees, advisers, affiliates and / or agents accepts any responsibility or liability whatsoever for or makes any representation or warranty, express or implied, as to the truth, accuracy or completeness of the information in this announcement (or whether any information has been omitted from the announcement) or any other information relating to the Company, its subsidiaries or associated companies, whether written, oral or in a visual or electronic form, and howsoever transmitted or made available or for any loss howsoever arising from any use of this announcement or its contents or otherwise arising in connection therewith.
In connection with the IPO, Goldman Sachs International, as stabilising manager (the “Stabilising Manager”), or any of its agents, may (but will be under no obligation to), to the extent permitted by applicable law, over-allot Shares or effect other transactions with a view to supporting the market price of the Shares at a higher level than that which might otherwise prevail in the open market. The Stabilising Manager is not required to enter into such transactions and such transactions may be effected on any stock market, over-the-counter market, stock exchange or otherwise and may be undertaken at any time during the period commencing on the date of the commencement of conditional dealings of the Shares on the London Stock Exchange and ending no later than 30 calendar days thereafter. However, there will be no obligation on the Stabilising Manager or any of its agents to effect stabilising transactions and there is no assurance that stabilising transactions will be undertaken. Such stabilising measures, if commenced, may be discontinued at any time without prior notice. In no event will measures be taken to stabilise the market price of the Shares above the offer price. Save as required by law or regulation, neither the Stabilising Manager nor any of its agents intends to disclose the extent of any over-allotments made and/or stabilisation transactions conducted in relation to the IPO.
In connection with the IPO, the Stabilising Manager may, for stabilisation purposes, over-allot Shares up to a maximum of 15% of the total number of Shares comprised in the IPO. For the purposes of allowing the Stabilising Manager to cover short positions resulting from any such over-allotments and/or from sales of Shares effected by it during the stabilisation period, it is expected that the Major Shareholders will grant to the Stabilising Manager, on behalf of the Banks, an option (the “Over-Allotment Option”) pursuant to which the Stabilising Manager may purchase or procure purchasers for additional Shares up to a maximum of 15% of the total number of Shares comprised in the IPO (the “Over-Allotment Shares”) at the offer price. If granted, the Over-Allotment Option will be exercisable in whole or in part, upon notice by the Stabilising Manager, at any time on or before the 30th calendar day after the commencement of conditional trading of the Shares on the London Stock Exchange. Any Over-Allotment Shares made available pursuant to the Over-Allotment Option, including for all dividends and other distributions declared, made or paid on the Shares, will be purchased on the same terms and conditions as the Shares being issued or sold in the Offer and will form a single class for all purposes with the other Shares.

Certain figures contained in this announcement, including financial information, have been subject to rounding adjustments. Accordingly, in certain instances, the sum or percentage change of the numbers contained in this announcement may not conform exactly to the total figure given.
1 As of 30 June 2017 unless otherwise stated.
2 Based on 120 month estimated remaining collections as of 31 December 2016.
3 Supported by independent benchmark information.
4 Based on 120 month estimated remaining collections as of 31 December 2016.
5 Supported by independent benchmark information.
6 Current Non-Executive Director of Cabot (Group Holdings) Limited, the parent of the Company.

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